Exhibit 10

PRO-WATER ACQUISITION AGREEMENT

THIS PRO-WATER ACQUISITION AGREEMENT (the “Agreement”), is entered into as of this 7th day of July 2010, by and between RG Global Lifestyles, Inc. (“RGBL” or Buyer”) a California corporation having its principal place of business located at 2345 W. Foothill, Suite #7, Upland, CA 91786 and Pro-Water LLC, a Colorado limited liability company (“Pro-Water”) and Metropolitan Real Estate LLC, a New York limited liability company, and the sole Pro-Water member (“Pro-Water Member”). (The Pro-Water Member and Pro-Water are collectively referred herein as “Seller” or “Sellers”.) Buyer and Seller(s) are sometimes collectively referred to herein as the “Parties” and individually as the “Party.”

Preamble:

WHEREAS, Pro-Water is the owner of that certain facility, equipment, interests, licenses and assets comprising those properties primarily located in Utah and used in the operation of its wastewater cleaning and storage business; and

WHEREAS, the Pro-Water Member is the sole owners of equity interests in Pro-Water; and

WHEREAS, the Pro-Water Member desires to sell, transfer and assign to RGBL, or its permitted assignees, all of its right, title and interest in and to the equity interests in Pro-Water comprising the “Pro-Water Membership Interests”; and

WHEREAS, the Board of Directors of RGBL deems it in the best interests of their shareholders to complete the transaction herein contemplated;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the Parties hereto hereby agree as follows:

1. Purchase and Sale of Partnership Interests in Pro-Water.

1.01 Purchase and Sale. On and subject to the terms and conditions of this Agreement, RGBL agrees to purchase from the Pro-Water Member and the Pro-Water Member agrees to sell, transfer, convey and deliver to RGBL, all of the Pro-Water Member’s right, title and interest in and to the Pro-Water Membership Interests such that at Closing, RGBL shall be vested with ownership of 100% of the equity interests of Pro-Water such that at Closing, Pro-Water shall become a 100% wholly-owned subsidiary of RGBL.

1.02 Purchase Price. RGBL agrees to purchase or cause to be purchased the Pro-Water Membership Interests from the Pro-Water Member at Closing in exchange for a total consideration as follows:

(a) A total of twenty million (20,000,000) shares of the restricted common stock of RGBL (“RGBL Shares”);

(b) Promissory Notes issued to the Pro-Water Member in the total amount of $2.0 million as provided in Exhibit “A” attached hereto and made a part hereof; and

(c) All assumed debts of Pro-Water.

1.03 Closing. Subject to the terms and provisions of this Agreement, the Closing of the transactions contemplated by this Agreement will be at 5:00 p.m. at the offices of RGBL on July 7, 2010, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by RGBL and Pro-Water. The date and time at which the Closing takes place is sometimes referred to herein as the “Closing” or “Closing Date.”

2. Representations and Warranties of RGBL.

RGBL represents and warrants to Pro-Water and the Pro-Water Member that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

2.01 Organization, Qualification and Corporate Power. RGBL is a corporation duly organized, validly existing and in good standing under the laws of the State of California. RGBL is duly qualified to conduct business and is in good standing under the laws of the jurisdictions in which it conducts business.

2.02 Authority. RGBL has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by RGBL hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by RGBL and all agreements, instruments, and documents to be executed and delivered by RGBL hereunder, the performance by RGBL of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of RGBL, and no other corporate proceedings of RGBL are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by RGBL hereunder, have been duly authorized to do so by all necessary actions on the part of RGBL. This Agreement constitutes, and each other agreement and instrument to be executed by RGBL hereunder, when executed and delivered by RGBL, will constitute, the valid and binding obligation of RGBL enforceable against it in accordance with its terms.

2.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which RGBL is subject or any provision of its Amended and Restated Articles of Incorporation, Bylaws or Board of Directors or shareholder resolutions of RGBL or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which RGBL is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. RGBL is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity which has not been given or obtained in order for RGBL to consummate the transactions contemplated by this Agreement.

2.04 Representation. RGBL represents and warrants that in making the decision to acquire the Pro-Water Membership Interests, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that RGBL and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Pro-Water.

3. Representations and Warranties of Pro-Water Member.

The Pro-Water Member, jointly but not severally, represent and warrant to RGBL that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

3.01 Authority. The Pro-Water Member has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered the Pro-Water Member hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by the Pro-Water Member and all agreements, instruments, and documents to be executed and delivered by the Pro-Water Member hereunder, the performance by the Pro-Water Member of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved. This Agreement constitutes, and each other agreement and instrument to be executed by the Pro-Water Member hereunder, when executed and delivered by Pro-Water Member, will constitute, the valid and binding obligation of the Pro-Water Member enforceable against it in accordance with its terms.

3.02 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Pro-Water Member is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Pro-Water Member is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Pro-Water Member is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for Pro-Water Member and RGBL to consummate the transactions contemplated by this Agreement.

3.03 Title. Pro-Water Member is the owner of the Pro-Water Membership Interests and upon the Closing Date, Pro-Water Member will transfer the Pro-Water Membership Interests free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature.

3.04 Representation. The Pro-Water Member represents and warrants that in making the decision to sell the Pro-Water Membership Interests and acquire the RGBL Shares and Promissory Notes, it has:

(a) relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that RGBL and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Pro-Water and from RGBL.

(b) Realizes that RGBL has incurred substantial losses since its inception and must raise additional funds to support its operations and to launch products essential to its longer-term viability.

(c) Realizes and accepts the personal financial risk attendant to the fact that purchase of the RGBL Shares represents a speculative investment involving a high degree of risk, and should not be purchased by any persons not prepared to lose his entire investment.

(d) Can bear the economic risk of an investment in the RGBL Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the RGBL Shares, and can afford to hold the RGBL Shares indefinitely.

(e) Realizes that there are significant restrictions on the transferability of such RGBL Shares.

(f) Realizes that the RGBL Shares have not been registered for sale under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws (the “State Laws”), and they may be sold only pursuant to registration under the Act and State Law, or an opinion of counsel that such registration is not required.

(g) Is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the RGBL Shares and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom such investor intends to use in connection with a decision as to whether to purchase the RGBL Shares).

3.05 Investment Intent

The Pro-Water Member has been advised that the RGBL Shares have not been registered under the Act or relevant State Laws but are being offered, and will be offered, and sold pursuant to exemptions from the Act and State Laws, and that RGBL’s reliance upon such exemptions is predicated in part on the representations of the Pro-Water Member contained herein. The Pro-Water Member represent and warrant that the RGBL Shares are being purchased for their own account, for long term investment and without the intention of reselling or redistributing the RGBL Shares; that the Pro-Water Member have made no agreement with others regarding any of the RGBL Shares; and that the Pro-Water Member’s financial condition is such that it is not likely that it will be necessary for the Pro-Water Member to dispose of any of the RGBL Shares in the foreseeable future. The Pro-Water Member are aware that there will be a legend placed on the certificate(s) representing the RGBL Shares containing substantially the following language:

The securities represented by this certificate have not been registered under either the RGBL Shares Act of 1933 or applicable state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such Act and such laws covering such securities, or RGBL receives an opinion of counsel acceptable to RGBL stating that such sale, transfer, assignment, offer, pledge or other distribution for value is exempt from the registration and prospectus delivery requirements of such Act and such laws.

The Pro-Water Member further represent and agree that if contrary to the Pro-Water Member’s foregoing intentions, the Pro-Water Member should later desire to dispose of or transfer any of the RGBL Shares in any manner, the Pro-Water Member shall not do so without first obtaining (i) an opinion of counsel satisfactory to RGBL that such proposed disposition or transfer may be made lawfully without the registration of such RGBL Shares pursuant to the Act and applicable State Laws, or (ii) registration of such RGBL Shares (it being expressly understood that the RGBL shall not have any obligation to register such RGBL Shares except as explicitly provided by written agreement).

4. Representations and Warranties Concerning Pro-Water.

Pro-Water represents and warrants to RGBL that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

4.01 Organization, Qualification and Corporate Power. Pro-Water is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Pro-Water is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Pro-Water has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

4.02 Authority. Pro-Water has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Pro-Water hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Pro-Water and all agreements, instruments, and documents to be executed and delivered by Pro-Water hereunder, the performance by Pro-Water of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Pro-Water Member, and no other corporate proceedings of Pro-Water are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Pro-Water hereunder, have been duly authorized to do so by all necessary actions on the part of Pro-Water. This Agreement constitutes, and each other agreement and instrument to be executed by Pro-Water hereunder, when executed and delivered by Pro-Water, will constitute, the valid and binding obligation of Pro-Water enforceable against it in accordance with its terms.

4.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Pro-Water is subject or any provision of its Certificate of Incorporation or Operating Agreement or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Pro-Water is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Pro-Water is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for Pro-Water and RGBL to consummate the transactions contemplated by this Agreement.

4.04 Title. Pro-Water has not received or been notified of any adverse claims against the Pro-Water Membership Interests, except as disclosed to RGBL, and upon the Closing Date, the Pro-Water Membership Interests will be transferred free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature.

4.05 Permits. Pro-Water has obtained all Permits required to own and operate the its business; all such Permits are in full force and effect; and no violations exist there under. No proceeding is pending and Pro-Water has not received any notice of and has no knowledge of any threatened proceeding relating to the revocation, termination or modification of any Permit affecting the operation and conduct of its business.

4.06 Governmental Approvals. Pro-Water has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by Pro-Water or the consummation by Pro-Water of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the operation or conduct of the business of Pro-Water, RGBL or the ability of RGBL to own the Pro-Water Membership Interests or operate the business of Pro-Water.

4.07 Tax Matters. There is no dispute or claim concerning any federal, state or local tax liability either (a.) claimed or raised by any authority in writing or (b.) as to which Pro-Water, or any of the directors and officers (and employees responsible for tax matters) of Pro-Water or any affiliate of Pro-Water have knowledge. Pro-Water has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred on a timely basis. There are no audits or examinations pending or presently being conducted by any taxing jurisdiction or regulatory authority.

4.08 Litigation. There is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or, to the best knowledge of Pro-Water, threatened against Pro-Water. Pro-Water has not received any notifications or charges from any federal, state, or local governmental authority involving occupational safety and health or water quality or other environmental matters. Pro-Water has not received any notice that it has been charged with any violation of, or threatened with a charge of a violation of, any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (collectively, “Legal Requirements”), which violation might reasonably be expected to have a material adverse affect on the operations or the business of Pro-Water, and to the knowledge of Pro-Water, no third party has been charged with any such violation that might reasonably be expected to have a material adverse affect on the operations or business of Pro-Water.

4.09 Environment, Health and Safety. There are no claims and Pro-Water is not aware of the potential for any claims arising out of environmental issues related to the operation or business of Pro-Water.

4.10 Legal Compliance. Pro-Water has not violated any Legal Requirements and Pro-Water is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws that would have a material affect on the operations or business of Pro-Water.

4.11 Disclosure. The representations and warranties contained in this Section 4 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 4 not misleading.

4.12 Representation. Pro-Water has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors and has had the opportunity to ask questions and receive answers from RGBL.

5. Survival.

5.01 Survival. All of the representations, warranties, covenants and agreements of Pro-Water and the Pro-Water Member contained in this Agreement and the representations of RGBL contained in this Agreement shall survive for a period of one year after the Closing except to the extent provided otherwise herein.

6. Conditions to Closing.

6.01 Conditions to Obligations of RGBL. The obligation of RGBL to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Except to the extent waived hereunder, (i) the representations and warranties of Pro-Water and the Pro-Water Member contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Pro-Water and the Pro-Water Member shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by it prior to the Closing Date.

(b) Pro-Water and the Pro-Water Member shall have obtained and delivered to RGBL all consents and releases required to consummate the transactions contemplated by this Agreement, including releases executed by any Lender of all mortgages, deeds of trust, financing statements or other documents or instruments creating or perfecting liens or security interests in favor of such Lender and of all restrictive or negative covenants in favor of such Lender relating to the Pro-Water Membership Interests. Pro-Water shall provide to RGBL the consent by each to the consummation of the transactions and change of control of Pro-Water contemplated herein without modification in any material manner to any existing loan agreements or other credit facilities of Pro-Water.

(c) There shall not have occurred (i) any material adverse change in the business, properties, results of operations or financial condition of Pro-Water, or (ii) any loss of or damage to any of the facilities or equipment (whether or not covered by insurance) of Pro-Water which will materially affect or impair the ability of Pro-Water to conduct its operations or business in a manner similar to past practices.

(d) All statutory requirements for the valid consummation by Pro-Water and the Pro-Water Member of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by Pro-Water or the Pro-Water Member of the transactions contemplated by this Agreement and to permit the business now or previously carried on by Pro-Water to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Pro-Water, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

6.02 Conditions to Obligations of Pro-Water. The obligation of Pro-Water to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Except to the extent waived hereunder, (i) the representations and warranties of RGBL contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) RGBL shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

(b) All statutory requirements for the valid consummation by RGBL or its permitted assignees of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by RGBL or its permitted assignees of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to RGBL or any of its subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of RGBL, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.

7. Actions at Closing.

7.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.

7.02 Deliveries by RGBL. At Closing, RGBL will deliver or cause to be delivered:

(a) To Horst Franz Geicke, the assign of the Pro-Water Member, a stock certificate representing twenty million (20,000,000) shares of the restricted common stock of RGBL.

(b) To the Pro-Water Member, or its assigns, Promissory Note in the form attached hereto as Exhibit “A”, executed by RGBL in an aggregate amount of $2.0 million.

7.03 Deliveries by Pro-Water and the Pro-Water Member. At Closing Pro-Water and the Pro-Water Member will deliver to RGBL such instruments of transfer, assignment and conveyance as RGBL shall reasonably request to vest in RGBL good and marketable title to the Pro-Water Membership Interests and any equipment thereon, including an amendment to Pro-Water’s operating agreement appointing RGBL as the sole member.

8. Termination.

8.01 Termination of the Agreement. The Parties may terminate this Agreement as provided below:

(a) RGBL and the Pro-Water Member may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) RGBL may terminate this Agreement by giving written notice to the Pro-Water Member on or before the Closing Date if RGBL is not satisfied, in its sole discretion, with the results of its continuing business, legal and accounting due diligence regarding Pro-Water;

(c) RGBL may terminate this Agreement by giving written notice to the Pro-Water Member at any time prior to the Closing (i) in the event Pro-Water or the Pro-Water Member have breached any representation, warranty or covenant contained in this Agreement in any material respect;

(d) The Pro-Water Member may terminate this Agreement by giving written notice to the RGBL on or before the Closing Date if the Pro-Water Member are not satisfied, in their sole discretion, with the results of their continuing business, legal and accounting due diligence regarding RGBL;

(e) The Pro-Water Member may terminate this Agreement by giving written notice to RGBL at any time prior to the Closing (i) in the event RGBL has breached any representation, warranty or covenant contained in this Agreement in any material respect.

8.02 Effect of Termination. If this Agreement is terminated pursuant to Section 8.01 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party.

9. Indemnification.

9.01 RGBL Indemnity. If the Closing takes place, then effective from and after the Closing, RGBL agrees to indemnify, defend and hold harmless the Pro-Water Member and Pro-Water and its directors, officers, employees, agents and representatives (the “Pro-Water Group”) from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees, but excluding any amounts reimbursed from third party insurance) (collectively, “Losses”) that are attributable to a breach by RGBL of its representations, warranties, covenants and agreements hereunder.

9.02 Pro-Water Member Indemnity. If the Closing takes place, then effective from and after the Closing, the Pro-Water Member agrees to indemnify, defend and hold harmless RGBL and its subsidiaries and the directors, officers, employees, agents and representatives of each of them (the “RGBL Group”) from and against any and all Losses that are attributable to a breach by Pro-Water or the Pro-Water Member of their representations, warranties, covenants and agreements hereunder.

9.03 Notice of Claim for Indemnification. Each Party hereunder agrees that upon its discovery of facts giving rise to a claim for indemnity or breach of representation or warranty under the provisions of this Agreement, including, but not limited to, receipt by it of notice of any demand, assertion, action or proceeding, judicial or otherwise, by any third person with respect to any matter to which it believes itself to be entitled to indemnity under the provisions of this Agreement, it shall give prompt notice thereof in writing to the indemnifying Party, together with a statement of such information regarding any of the foregoing as it shall then have. Such notice shall include a formal demand for indemnification under this Agreement. The Party claiming indemnification must provide any such notice within one (1) year of Closing with respect to all claims under Section 9.01 or Section 9.02, otherwise all indemnifications with respect to all claims under Section 8.01(a) or Section 8.02 shall terminate and expire. The indemnified Party shall afford the indemnifying Party a reasonable opportunity to pay, settle or contest the claim at the indemnifying Party’s expense.

9.04 Waiver of Certain Damages. Each of the Parties expressly waives and releases, on its own behalf and on behalf of its affiliates to waive and release, incidental, indirect, special, consequential (including, without limitation, lost profits or other consequential or business interruption damages or any other damages not measured by actual damages), multiple, statutory, punitive or exemplary damages with respect to any dispute arising under, related to, or in connection with this Agreement, breach hereof or the transaction contemplated hereby. This limitation on damages shall survive the Closing and the termination or extinction of this Agreement without time limit.

9.05 Exclusive Remedy. If Closing occurs, the indemnity obligations set forth in this Agreement shall be the exclusive remedies for the Parties for the breach of any representation, warranty or covenant set forth in this Agreement or any claim arising out of, resulting from or related to the transaction contemplated hereby, and each Party hereby releases, waives and discharges, and covenants not to sue (and shall cause its affiliates to release, waive, discharge and covenant not to sue) with respect to, any cause of action not expressly provided for in this Agreement, including claims under state or federal securities laws and claims available at common law, in equity or by statute.

9.06 Extent of Indemnification. The indemnification provisions provided for in this Agreement shall be applicable whether or not the losses, costs, expenses and damages in question arose solely or in part from the active, passive or concurrent negligence of any indemnified Party; but the provisions shall exclude willful misconduct and gross negligence of any such indemnified Party.

9.07 Survival of Indemnification Obligations. The indemnification obligations provided for in this Section 10 of this Agreement shall survive for a period of one (1) year following the Closing Date.

10. Miscellaneous.

10.01 Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of California.

10.02 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

To:	RG Global Lifestyles, Inc.
2345 W. Foothill, Suite #7
Upland, CA 91786
Attention: Mr. Grant King, Chief Executive Officer

To:	Pro-Water, LLC
12223 Highland Ave., Suite D503
Rancho Cucamonga, CA 91739
Attention: Mr. Keith Morlock, President

10.03 No Assignment. This Agreement may not be assigned by any Party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate.

10.04 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

10.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.

10.06 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.07 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by RGBL and Pro-Water and the Pro-Water Member. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.08 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.09 Expenses. Except as otherwise expressly provided herein, each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

10.10 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

IN WITNESS WHEREOF, the Parties have executed this Pro-Water Acquisition Agreement as of the day and year first written above.

RG Global Lifestyles, Inc.

/s/ Grant King

Grant King
Chief Executive Officer

Pro-Water LLC

/s/ Keith Morlock

Keith Morlock
President

Metropolitan Real Estate LLC

/s/ Horst Geicke

Name: Horst Geicke
Title:  Partner

Exhibit “A”
Promissory Note

THIS CONVERTIBLE SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

CONVERTIBLE SECURED PROMISSORY NOTE

$2,000,000	July 07, 2010

Upland, California

THIS CONVERTIBLE SECURED PROMISSORY NOTE (the “Note”) is hereby issued by RG Global Lifestyles, Inc., a California corporation (“Borrower”) to Horst Franz Geicke (“Lender”) pursuant to the terms of the Pro-Water Acquisition Agreement by and between the Borrower, Pro-Water LLC, and Metropolitan Real Estate LLC, the sole member of Pro-Water LLC, dated herewith.

FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Lender in lawful money of the United States of America and in immediately available funds, the aggregate principal sum of up to $2,000,000, or, if less, the aggregate principal amount of the borrowing outstanding (the “Principal Amount”) together with accrued and unpaid interest thereon, in the manner set forth herein. Borrower further agrees to pay interest on the Principal Amount at the rate of 5% per annum.

1.           Repayment.

(a)           The outstanding Principal Amount and all interest accrued thereon shall be payable as follows:
(1)           $100,000 by or before September 30, 2010;
(2)           $200,000 by or before December 31, 2010;
(3)           $200,000 by or before March 31, 2011; and
(4)           the remaining Principal Amount and unpaid interest by or before June 30, 2011;

unless converted by Lender pursuant to Section 5 below.

(b)           Borrower may at any time and from time to time prepay the Principal Amount and any interest, in whole or in part, without premium or penalty.

2.           Security.

(a)           Lender is hereby granted a first priority security interest (to the extent allowed by law) in (1) all of the assets of Pro-Water LLC, and (2) the wastewater treatment facility owned by Borrower located in Gillette, Wyoming (collectively the “Collateral”), which shall be enforceable upon an Event of Default.

(b)           Borrower hereby authorizes Lender to file UCC statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender's interest or rights hereunder, including a notice that any disposition of the Collateral shall be deemed to violate the rights of Lender.

3.           Place of Payment; Application of Payments. All amounts payable hereunder shall be payable to Lender in United States dollars at such bank account as shall be designated by Lender. Payment on this Note shall be applied first to accrued interest and thereafter to the outstanding principal balance hereof.

4.           Default. Upon the occurrence of an Event of Default the unpaid Principal Amount, all unpaid accrued interest thereon and all other amounts owing hereunder may, at the option of Lender, become immediately due and payable to Lender.

An “Event of Default” shall mean:

(a)           Commencement of proceedings against the Borrower under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of 60 days.

(b)           If the Borrower shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets.

(c)           If the Borrower breaches any of its representations, warranties, covenants or agreements set forth in the Pro-Water Acquisition Agreement and such breach shall not be cured within 30 days following notice to the Borrower by the Lender..

(f)           The Company is in material breach of any provision of this Note, which breach (other than a breach described in Section 4(a) above) continues for more than 30 calendar days following notice to the Borrower by the Lender.

5.           Conversion.

(a)           Mechanics of Conversion. At any time, Lender may at its option elect to automatically convert all or part of the outstanding Principal Amount and unpaid accrued interest thereon as of such date (“Conversion Date”) into shares of the Borrower’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $0.10 per share.

(b)           Reservation of Stock Issuable Upon Conversion. Upon any conversion pursuant to Section 6(a) above, Borrower will take all corporate action as may be necessary to increase its authorized but unissued shares of Common Stock, as the case may be, to such number of shares as shall be sufficient to effect the conversion of this Note under Section 6(a) above, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to Borrower’s articles of incorporation.

(c)           Fractional Shares. No fractional shares shall be issued upon the conversion of this Note into the Common Stock. If the conversion would result in the issuance of a fraction of a share of Common Stock, Borrower shall, in lieu of issuing any fractional share, round down to the nearest share of Common Stock.

6.           Waiver. Except as otherwise provided herein, Borrower waives presentment and written demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. BORROWER WAIVES ITS RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY CLAIMS ARISING UNDER THIS NOTE TO THE FULLEST EXTENT PERMITTED BY LAW. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

7.           Expenses; Attorney’s Fees; Collection Costs. Borrower agrees that it will pay the reasonable costs and expenses of the parties (including legal and accounting fees) in connection with this Note. Without limiting the foregoing, if there has been an Event of Default by Borrower hereunder, Lender shall be entitled to receive and Borrower agrees to pay all costs of enforcement and collection incurred by Lender, including, without limitation, reasonable attorney’s fees relating thereto.

8.           Successors and Assigns; Assignment. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

9.           Further Assurances. Borrower shall, at any time and from time to time, upon the written request of Lender, execute and deliver to Lender such further documents and instruments (including, without limitation, financing statements in connection with Lender’s security interest granted hereby) and do such other acts and things as Lender may reasonably request in order to effectuate fully the purpose and intent of this Note.

10.           THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF UPLAND, CALIFORNIA, UNITED STATES OF AMERICA. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

BORROWER

RG GLOBAL LIFESTYLES, INC.

By:

/s/ Grant King

Name:   Grant King
Title:     Chief Executive Officer